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                                                       EXHIBIT 23.1








INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Deluxe Corporation on Form S-3 of our report dated February 10, 1995, incorporated by reference in the Annual Report on Form 10-K of Deluxe Corporation for the year ended December 31, 1994, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ Deloitte & Touche LLP
Minneapolis, Minnesota
August 22, 1995